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                                  EXHIBIT 3.2
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                           CERTIFICATE OF CORRECTION
                          OF CERTIFICATE OF AMENDMENT
                    OF RESTATED CERTIFICATE OF INCORPORATION
                       OF DSC COMMUNICATIONS CORPORATION

         DSC COMMUNICATIONS CORPORATION, a Delaware corporation (the "Company"), pursuant to Section 103(f) of the General Corporation Law of the State of Delaware, hereby certifies that:

         1. A Certificate of Amendment of Certificate of Incorporation (the "Certificate of Amendment") was filed with the Secretary of State of the State of Delaware on April 27, 1994, and is an inaccurate record of the corporate action therein referred to, and therefore said Certificate of Amendment requires correction in accordance with Section 103(f) of the General Corporation Law of the State of Delaware.

         2. The inaccuracy in the Certificate of Amendment was an inaccurate description of the amendment to Article FOURTH of the Restated Certificate of Incorporation of the Company that was duly adopted by the Company.

         3. This Certificate of Correction corrects the Certificate of Amendment by deleting Paragraphs FIRST, SECOND and THIRD of the Certificate of Amendment in their entirety and replacing such Paragraphs with the following:

         "FIRST: That subsection (a) of Article FOURTH of the Company's Restated Certificate of Incorporation is hereby amended in its entirety to read in full as follows:

                 '(a)     The total number of shares of Common Stock which the
         corporation shall have the authority to issue shall be two hundred and fifty million (250,000,000) shares of the par value of $.01 each.'

         SECOND: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware."

         IN WITNESS WHEREOF, DSC COMMUNICATIONS CORPORATION has caused this Certificate to be signed by George B. Brunt, its Vice President, Secretary and General Counsel, on June 8, 1995.

                                                DSC COMMUNICATIONS CORPORATION


                                                /s/ George B. Brunt
                                                --------------------------------
                                                George B. Brunt, Vice President,
                                                Secretary and General Counsel